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                                    EXHIBIT 6

                                     CONSENT

     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  December 19, 2002


                                            U.S. BANK NATIONAL ASSOCIATION


                                            By:  /s/ Robert T. Jones
                                                 ------------------------------
                                                 Robert T. Jones
                                                 Vice President & Trust Officer

By:      /s/ Daniel Bley
         -------------------------------
         Daniel Bley
         Vice President & Trust Officer